Exhibit 10.34

Base Salary Information for Jacques Tortoroli

In connection with Jacques Tortoroli’s appointment as Chief Executive Officer of Charlotte’s Web Holdings, Inc. effective December 16, 2021, Mr. Tortoroli will receive a base salary of $425,000 per year.